Exhibit 10.2

DIAMOND S SHIPPING INC.
FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated [●], is made by and between Diamond S Shipping Inc., a shipping company incorporated in the Marshall Islands (the “Company”), and [●] (the “Indemnitee” and, together with the Company, the “Parties”).

RECITALS:

The Indemnitee is a director or officer of the Company and his or her willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him or her, to the fullest extent permitted by the laws of the Marshall Islands, and upon the other undertakings set forth in this Agreement;

The Company desires to indemnify the Indemnitee to the fullest extent permitted by the laws of the Marshall Islands; and

In recognition of the need to provide the Indemnitee with substantial protection against personal liability, and in order to procure the Indemnitee’s continued service as a director or officer of the Company, enhance the Indemnitee’s ability to serve the Company in an effective manner and provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment of the articles of incorporation or bylaws of the Company (collectively, the “Constituent Documents”), any change in the composition of the Company’s board of directors (the “Board”) or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1(e)) to the Indemnitee as set forth in this Agreement and for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

“Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law in any jurisdiction; and (ii) any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by or at the behest of the Company or any other person, including any applicable court or governmental entity or agency and any committee or other representative of any corporate constituency, that the Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding.

“Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 20% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute control for purposes of this definition.

“Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by the Indemnitee.

“ERISA Losses” means any taxes, penalties or other liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

“Expenses” means attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or advising or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim, other than the fees, expenses and costs in respect of which the Company is expressly stated in Section 15 to have no obligation.

“Incumbent Directors” means the individuals who, as of the date hereof, are members of the Board and any individual becoming a member of the Board subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Securities Exchange Act of 1934, as amended) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

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“Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by the Indemnitee in his or her capacity as a director, officer, employee, member, manager, trustee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit (including any employee benefit plan or related trust), as to which the Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent, (ii) any actual, alleged or suspected act or failure to act by the Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) the Indemnitee’s status as a current or former director, officer, employee, member, manager, trustee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by the Indemnitee in connection with any obligation or restriction imposed upon the Indemnitee by reason of such status; provided, however, that except for compulsory counterclaims, Indemnifiable Claim shall not include any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim. In addition to any service at the actual request of the Company, for purposes of this Agreement, the Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another entity or enterprise if the Indemnitee is or was serving as a director, officer, employee, member, manager, trustee or agent of such entity or enterprise and (i) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (ii) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or a Controlled Affiliate directly or indirectly caused or authorized the Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

“Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation and limited liability company law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company (or any Subsidiary) or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), any liabilities under employee benefit plans (including ERISA Losses) and amounts paid in settlement, including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

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“Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

“Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).

2.           Indemnification Obligation. Subject to Section 8, the Company shall indemnify and hold harmless the Indemnitee, to the fullest extent permitted or required by the laws of the Marshall Islands in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that no repeal or amendment of any law of the Marshall Islands shall in any way diminish or adversely affect the rights of the Indemnitee pursuant to this Agreement in respect of any occurrence or matter arising prior to any such repeal or amendment.

3.           Advancement of Expenses. The Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by the Indemnitee or which the Indemnitee determines are reasonably likely to be paid or incurred by the Indemnitee. The Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that the Indemnitee is entitled to indemnification under this Agreement with respect to the Indemnifiable Claim or the absence of any prior determination to the contrary. Without limiting the generality or effect of the foregoing, within five business days after any written request by the Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of the Indemnitee, (b) advance to the Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse the Indemnitee for such Expenses; provided that the Indemnitee shall repay, without interest any amounts actually advanced to the Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by the Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, if delivery of an undertaking is a legally required condition precedent to such payment, advance or reimbursement, the Indemnitee shall execute and deliver to the Company an undertaking in the form attached hereto as Exhibit A (subject to the Indemnitee filling in the blanks therein and selecting from among the bracketed alternatives therein), which need not be secured and shall be accepted by the Company without reference to the Indemnitee’s ability to repay the Expenses. In no event shall the Indemnitee’s right to the payment, advancement or reimbursement of Expenses pursuant to this Section 3 be conditioned upon any undertaking that is less favorable to the Indemnitee than, or that is in addition to, the undertaking set forth in Exhibit A.

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4.           Indemnification for Additional Expenses. Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless the Indemnitee against and, if requested by the Indemnitee, shall reimburse the Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all Expenses paid or incurred by the Indemnitee or which the Indemnitee determines are reasonably likely to be paid or incurred by the Indemnitee in connection with any Claim made, instituted or conducted by the Indemnitee, in each case to the fullest extent permitted or required by applicable law in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, reimbursement or advancement of such Expenses, for (a) indemnification or payment, advancement or reimbursement of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company; provided, however, that the Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related.

5.           Contribution. To the fullest extent permissible under applicable law in effect on the date hereof or as such law may from time to time hereafter be amended to increase the scope of permitted or required indemnification, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the payment of any and all Indemnifiable Claims or Indemnifiable Losses, in such proportion as is fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Indemnifiable Claim or Indemnifiable Loss; and/or (ii) the relative fault of the Company (and its other directors, officers, employees, members, managers, trustees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s); provided that such contribution shall not be required where it is determined, pursuant to a final disposition of such Indemnifiable Claim or Indemnifiable Loss in accordance with Section 8, that the Indemnitee is not entitled to indemnification by the Company with respect to such Indemnifiable Claim or Indemnifiable Loss.

6.           Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss, but not for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

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7.           Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, the Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to the Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company. If requested by Indemnitee, the Company shall use its reasonable efforts, at the Company’s expense, to enforce on behalf of and for the benefit of Indemnitee all rights (including rights to receive payment) that may exist under the applicable policies of insurance in relation to such Indemnifiable Claim or Indemnifiable Loss. The failure by the Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

8.           Determination of Right to Indemnification.

(a)          To the extent that the Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required with respect to such Indemnifiable Claim.

(b)          To the extent that the provisions of Section 8(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether the Indemnitee has satisfied the applicable standard of conduct that such person did not act with gross negligence, bad faith, fraudulently or willful misconduct (the “Standard of Conduct”) shall be made as follows: (i) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (ii) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, or (iii) if there are no such Disinterested Directors or if the Indemnitee so requests, by Independent Counsel, selected by the Indemnitee and approved by the Board (such approval not to be unreasonably withheld, delayed or conditioned), in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee (a “Standard of Conduct Determination”); provided, however, that if at the time of any Standard of Conduct Determination the Indemnitee is neither a director nor an officer of the Company, such Standard of Conduct Determination may be made by or in the manner specified by the Board, any duly authorized committee of the Board or any duly authorized officer of the Company (unless the Indemnitee requests that such Standard of Conduct Determination be made by Independent Counsel, in which case such Standard of Conduct Determination shall be made by Independent Counsel). The Indemnitee will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. The Company shall indemnify and hold harmless the Indemnitee against and, if requested by Indemnitee, shall reimburse the Indemnitee for, or advance to the Indemnitee, within five business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by the Indemnitee in so cooperating with the person or persons making such Standard of Conduct Determination.

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(c)          The Company shall use its reasonable efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under Section 8 to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from the Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, and (ii) the Indemnitee shall have fulfilled his or her obligations set forth in the second sentence of Section 8(b), then the Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time for obtaining or evaluating any documentation or information relating thereto.

(d)          If (i) the Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 8(a), (ii) no determination of whether the Indemnitee has satisfied any applicable standard of conduct under Marshall Islands law is a legally required condition precedent to indemnification of the Indemnitee hereunder against any Indemnifiable Losses, or (iii) the Indemnitee has been determined or deemed pursuant to Section 8(b) or (c) to have satisfied any applicable standard of conduct under Marshall Islands law which is a legally required condition precedent to indemnification of the Indemnitee hereunder against any Indemnifiable Losses, then the Company shall pay to Indemnitee, within five business days after the later of (x) the Notification Date in respect of the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses.

9.           Presumption of Entitlement.

(a)          In making a determination of whether the Indemnitee has been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, the Company acknowledges that a resolution, disposition or outcome short of dismissal or final judgment, including outcomes that permit the Indemnitee to avoid expense, delay, embarrassment, injury to reputation, distraction, disruption or uncertainty, may constitute such success. In the event that any Indemnifiable Claim or any portion thereof or issue or matter therein is resolved or disposed of in any manner other than by adverse judgment against the Indemnitee (including any resolution or disposition thereof by means of settlement with or without payment of money or other consideration), it shall be presumed that the Indemnitee has been successful on the merits or otherwise in defense of such Indemnifiable Claim or portion thereof or issue or matter therein. The Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary.

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(b)          In making any Standard of Conduct Determination, the person or persons making such determination shall presume that the Indemnitee has satisfied the Standard of Conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any Standard of Conduct Determination that the Indemnitee has satisfied the applicable standard of conduct shall be final and binding in all respects, including with respect to any litigation or other action or proceeding initiated by Indemnitee to enforce his or her rights hereunder. Any Standard of Conduct Determination that is adverse to the Indemnitee may be challenged by the Indemnitee in the courts of the Marshall Islands. No determination by the Company (including by its directors or any Independent Counsel) that the Indemnitee has not satisfied the Standard of Conduct shall be a defense to any Claim by the Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that the Indemnitee has not met any applicable Standard of Conduct.

(c)          Without limiting the generality or effect of Section 9(b), (i) to the extent that any Indemnifiable Claim relates to any entity or enterprise (other than the Company) referred to in clause (i) of the first sentence of the definition of “Indemnifiable Claim,” the Indemnitee shall be deemed to have satisfied the applicable Standard of Conduct if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the interests of such entity or enterprise (or the owners or beneficiaries thereof, including in the case of any employee benefit plan the participants and beneficiaries thereof) and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, and (ii) in all cases, any belief of the Indemnitee that is based on the records or books of account of the Company, including financial statements, or on information supplied to the Indemnitee by the directors or officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, the Board, any committee of the Board or any director, or on information or records given or reports made to the Company, the Board, any committee of the Board or any director by an independent certified public accountant or by an appraiser or other expert selected by or on behalf of the Company, the Board, any committee of the Board or any director shall be deemed to be reasonable.

10.         No Adverse Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that the Indemnitee did not meet the Standard of Conduct or that indemnification hereunder is otherwise not permitted.

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11.         Non-Exclusivity; [Primary of Company’s Obligations].

(a)          The rights of the Indemnitee hereunder will be in addition to any other rights the Indemnitee may have against the Company under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of registration, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that the Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, the Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, the Indemnitee will be deemed to have such greater right hereunder. The Board will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

(b)          [The Company hereby acknowledges that the Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [applicable Fund] and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification to the Indemnitee in respect of any Indemnifiable Claim or Indemnifiable Loss is secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses and Indemnifiable Losses to the extent legally permitted and as required by the terms of this Agreement or any Other Indemnity Provisions, without regard to any rights the Indemnitee may have against the Other Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Other Indemnitors are express third-party beneficiaries of the provisions of this Section 11(b).]

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12.         Liability Insurance and Funding. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as the Indemnitee shall be subject to any pending or possible Indemnifiable Claim, the Company shall use reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The Company shall provide the Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide the Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum of the Board, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed). In all policies of directors’ and officers’ liability insurance obtained by the Company, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

13.         Subrogation. [Except as provided in Section 11(b),] In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of the Indemnitee against other persons or entities (other than Indemnitee’s successors), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(g). The Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

14.         No Duplication of Payments. [Except as provided in Section 11(b),] The Company shall not be liable under this Agreement to make any payment to the Indemnitee in respect of any Indemnifiable Losses to the extent the Indemnitee has otherwise actually received and is entitled to retain payment (net of any Expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(g)) in respect of such Indemnifiable Losses otherwise indemnifiable hereunder.

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15.         Defense of Claims. The Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. The Company’s participation in the defense of any Indemnifiable Claim of which the Company has not assumed the defense will not in any manner affect the rights of Indemnitee under this Agreement, including Indemnitee’s right to control the defense of such Indemnifiable Claims. With respect to the period (if any) commencing at the time at which the Company notifies Indemnitee that the Company has assumed the defense of any Indemnifiable Claim and continuing for so long as the Company shall be using its reasonable efforts to provide an effective defense of such Indemnifiable Claim, the Company shall have the right to control the defense of such Indemnifiable Claim and shall have no obligation under this Agreement in respect of any attorneys’ or experts’ fees or expenses or any other costs or expenses paid or incurred by Indemnitee in connection with defending such Indemnifiable Claim (other than such costs and expenses paid or incurred by Indemnitee in connection with any cooperation in the Company’s defense of such Indemnifiable Claim or other action undertaken by Indemnitee at the request of the Company or with the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed)); provided that if the Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and the Indemnitee and the Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall be entitled to retain and use the services of separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) at the Company’s expense. Nothing in this Agreement shall limit the Indemnitee’s right to retain or use his or her own counsel at his or her own expense in connection with any Indemnifiable Claim; provided that in all events the Indemnitee shall not unreasonably interfere with the conduct of the defense by the Company of any Indemnifiable Claim that the Company shall have assumed and of which the Company shall be using its reasonable best efforts to provide an effective defense. The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim to which the Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor the Indemnitee shall unreasonably withhold, condition or delay its consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

16.         Successors and Binding Agreement.

The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.

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(b)          This Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c)          This Agreement is personal in nature and neither of the Parties shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 16(a) and 16(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 16(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

17.         Notices. For all purposes of this Agreement, all communications, including notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission or electronic mail (with receipt thereof orally confirmed), or five business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Corporate Secretary) and to the Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any of the Parties hereto may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt. Sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) shall not apply to this Agreement.

18.         Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the Marshall Islands. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the Marshall Islands for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the courts of the Marshall Islands.

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19.         Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

20.         Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Indemnitee and the Company. No waiver by either Party hereto at any time of any breach by the other Party hereto or compliance with any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either Party hereto that are not set forth expressly in this Agreement.

21.         Legal Fees and Expenses; Interest.

(a)          It is the intent of the Company that the Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement (including its obligations under Section 3) or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent the Indemnitee in connection with any such interpretation, enforcement or defense, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, manager, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and the Indemnitee agree that a confidential relationship shall exist between the Indemnitee and such counsel. The Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by the Indemnitee in connection with any of the foregoing to the fullest extent permitted or required by the laws of the Marshall Islands in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required payment of such fees and expenses.

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(b)          Any amount due to the Indemnitee under this Agreement that is not paid by the Company by the date on which it is due will accrue interest at the maximum legal rate provided under Marshall Islands law from the date on which such amount is due to the date on which such amount is paid to Indemnitee.

22.         Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (a) “it” or “its” or words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (d) the terms “Section” or “Exhibit” refer to the specified Section or Exhibit of or to this Agreement, (e) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), (f) the word “or” is disjunctive but not exclusive, and (g) “gross negligence” in relation to a person means a standard of conduct beyond negligence whereby that person acts with reckless disregard for the consequences of a breach of a duty of care owed to another. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday or a Marshall Islands public holiday.

23.         No Third-Party Beneficiary. This Agreement is made solely for the benefit of the Parties hereto and a person who is not a party to this Agreement may not, in its own right or otherwise, enforce any term of this Agreement except as expressly contemplated by the provisions of [Section 11(b) and] Section 16 of this Agreement. Notwithstanding any term of this Agreement, the consent of or notice to any person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

24.         Counterparts. This Agreement may be executed in one or more counterparts (delivery of which may be by facsimile, via electronic mail as a portable document format (.pdf) or by other electronic means), each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement on the date first above written.

DIAMOND S SHIPPING INC.

c/o Corporate Secretary
33 Benedict Place
Greenwich, CT 06830
USA

By:
Name:
Title:

[●]

Address: [●]

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EXHIBIT A

UNDERTAKING

This Undertaking is submitted pursuant to the Indemnification Agreement, dated ___________, 2019 (the “Indemnification Agreement”), between Diamond S Shipping Inc., a shipping company incorporated in the Marshall Islands (the “Company”), and the undersigned. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Indemnification Agreement.

The undersigned hereby requests [payment], [advancement], [reimbursement] by the Company of Expenses which the undersigned [has incurred] [reasonably expects to incur] in connection with ___________ ___ (the “Indemnifiable Claim”).

The undersigned hereby undertakes to repay the [payment], [advancement], [reimbursement] of Expenses made by the Company to or on behalf of the undersigned in response to the foregoing request to the extent it is determined, following the final disposition of the Indemnifiable Claim and in accordance with Section 8 of the Indemnification Agreement, that the undersigned is not entitled to indemnification by the Company under the Indemnification Agreement with respect to the Indemnifiable Claim.

IN WITNESS WHEREOF, the undersigned has executed this Undertaking on this ____ day of ___________ ___, ____.

Name: